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                                                                    EXHIBIT 3.33

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 04:55 PM 06/09/2006
                                                     FILED 04:38 PM 06/09/2006
                                                   SRV 060561345 - 4172768 FILE

                                STATE OF DELAWARE
                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION
                                       OF
                       NOVELIS SOUTH AMERICA HOLDINGS LLC

1. The name of the limited liability company is: Novelis South America Holdings LLC

2. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Novelis South America Holdings LLC this 9th day of June, 2006.


                                        By: /s/ Leslie J. Parrette, Jr.
                                            ------------------------------------
                                            Leslie J. Parrette, Jr.,
                                            Authorized Person